Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

December 2009 Performance Update

The Frontier Fund Supplement Dated January 11, 2010 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	December 31, 2009	December 31, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	-4.71%	-5.30%	$118.54
Balanced Series-1a	-4.78%	-5.88%	$105.50
Campbell/Graham/Tiverton Series-1	-3.32%	-5.33%	$104.65
Currency Series-1	-3.14%	-18.91%	$ 78.00
Long/Short Commodity Series-1	-2.01%	13.33%	$113.77
Winton/Graham Series-1	-4.33%	-5.27%	$110.06
Winton Series-1	-4.07%	-9.84%	$117.57
Long Only Commodity Series-1	2.31%	18.88%	$ 83.59
Managed Futures Index Series-1	-4.92%	-14.86%	$112.54

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of December 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,395,363.96
Unrealized trading gain/(loss)			(19,171,968.49)
Less: commissions			(330,712.69)
Less: FCM fees			(101,358.16)
Foreign currency gain/(loss)			124,459.71
Interest income			55,050.73

Total Income			(13,029,164.94)

EXPENSES

Management fees			171,988.40
Incentive fees			253,384.31
Broker service fees			746,559.55

Total Expenses			1,171,932.26

Net Income (Loss)			$(14,201,097.20)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,436,516.58188	$303,084,548.63	124.39
Current month additions	533.40761	63,960.51
Current month redemptions	(24,096.96338)	(2,923,104.51)
Net Income (loss) for current month		(14,201,097.20)

Net Asset Value, end of current month	2,412,953.02611	$286,024,307.43	118.54

	Monthly rate of return		-4.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$205,308.96
Unrealized trading gain/(loss)			(614,743.84)
Less: commissions			(10,606.03)
Less: FCM fees			(3,248.09)
Foreign currency gain/(loss)			3,992.10
Interest income			8,835.51

Total Income			(410,461.39)

EXPENSES

Trading Fee			14,562.33
Management fees			5,515.23
Incentive fees			8,144.99
Broker service fees			23,933.00

Total Expenses			52,155.55

Net Income (Loss)			$(462,616.94)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	88,267.47744	$9,779,819.54	110.80
Current month additions	13.18393	1,407.61
Current month redemptions	(1,546.46152)	(168,495.93)
Net Income (loss) for current month		(462,616.94)

Net Asset Value, end of current month	86,734.19985	$9,150,114.28	105.50

	Monthly rate of return		-4.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,238,922.88
Unrealized trading gain/(loss)			(4,780,212.66)
Less: commissions			(23,345.81)
Less: FCM fees			(29,784.91)
Foreign currency gain/(loss)			330,768.13
Interest income			(529.55)

Total Income			(2,264,181.92)

EXPENSES

Management fees			179,629.92
Incentive fees			(221,461.26)
Broker service fees			180,498.62

Total Expenses			138,667.28

Net Income (Loss)			$(2,402,849.20)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	672,548.47731	$72,797,625.93	108.24
Current month additions	99.41841	10,596.89
Current month redemptions	(9,017.02178)	(958,007.61)
Net Income (loss) for current month		(2,402,849.20)

Net Asset Value, end of current month	663,630.87394	$69,447,366.01	104.65

	Monthly rate of return		-3.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,486.60
Unrealized trading gain/(loss)			(240,974.24)
Less: FCM fees			(3,417.29)
Interest income			4,718.03

Total Income			(238,186.90)

EXPENSES

Management fees			4,834.35
Incentive fees			—
Broker service fees			20,828.47

Total Expenses			25,662.82

Net Income (Loss)			$(263,849.72)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	106,570.26979	$8,582,421.77	80.53
Current month additions	75.74440	5,950.74
Current month redemptions	(4,924.15523)	(390,140.56)
Net Income (loss) for current month		(263,849.72)

Net Asset Value, end of current month	101,721.85896	$7,934,382.23	78.00

	Monthly rate of return		-3.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(650,800.84)
Unrealized trading gain/(loss)			6,277.71
Less: commissions			(48,258.87)
Less: FCM fees			(19,322.41)
Foreign currency gain/(loss)			(69,546.83)
Interest income			55,603.08

Total Income			(726,048.16)

EXPENSES

Management fees			195,907.95
Incentive fees			(96,143.32)
Broker service fees			117,264.04

Total Expenses			217,028.67

Net Income (Loss)			$(943,076.83)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	405,188.13878	$47,044,312.90	116.10
Current month additions	107.73233	12,230.97
Current month redemptions	(3,089.64799)	(354,241.68)
Net Income (loss) for current month		(943,076.83)

Net Asset Value, end of current month	402,206.22312	$45,759,225.36	113.77

	Monthly rate of return		-2.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(324,382.95)
Unrealized trading gain/(loss)			(2,224,820.09)
Less: commissions			(19,744.56)
Less: FCM fees			(20,710.57)
Foreign currency gain/(loss)			386,083.19
Interest income			17,977.55

Total Income			(2,185,597.43)

EXPENSES

Management fees			131,083.94
Incentive fees			(251,570.94)
Broker service fees			125,307.16

Total Expenses			4,820.16

Net Income (Loss)			$(2,190,417.59)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	442,138.34825	$50,862,406.37	115.04
Current month additions	116.64048	13,044.80
Current month redemptions	(4,601.88349)	(516,638.23)
Net Income (loss) for current month		(2,190,417.59)

Net Asset Value, end of current month	437,653.10524	$48,168,395.35	110.06

	Monthly rate of return		-4.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$855,740.64
Unrealized trading gain/(loss)			(2,686,293.78)
Less: commissions			(6,158.53)
Less: FCM fees			(20,883.17)
Foreign currency gain/(loss)			(969.83)
Interest income			15,297.36

Total Income			(1,843,267.31)

EXPENSES

Management fees			106,013.94
Incentive fees			—
Broker service fees			126,987.09

Total Expenses			233,001.03

Net Income (Loss)			$(2,076,268.34)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	424,868.11339	$52,070,007.93	122.56
Current month additions	186.90136	22,207.94
Current month redemptions	(15,103.68419)	(1,817,630.15)
Net Income (loss) for current month		(2,076,268.34)

Net Asset Value, end of current month	409,951.33056	$48,198,317.38	117.57

	Monthly rate of return		-4.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$98,696.63
Unrealized trading gain/(loss)			(11,055.29)
Less: commissions			—
Less: FCM fees			(1,516.11)
Foreign currency gain/(loss)			—
Interest income			5,827.35

Total Income			91,952.58

EXPENSES

Management fees			3,894.78
Incentive fees			—
Broker service fees			6,168.90

Total Expenses			10,063.68

Net Income (Loss)			$81,888.90

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,254.80934	$3,697,396.26	81.70
Current month additions	0.94601	76.94
Current month redemptions	(851.23700)	(67,781.08)
Net Income (loss) for current month		81,888.90

Net Asset Value, end of current month	44,404.51835	$3,711,581.02	83.59

	Monthly rate of return		2.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(59,672.93)
Unrealized trading gain/(loss)			(32,883.21)
Less: commissions			(636.36)
Less: FCM fees			(786.33)
Foreign currency gain/(loss)			(491.33)
Interest income			2,567.49

Total Income			(91,902.67)

EXPENSES

Management fees			3,415.99
Incentive fees			—
Broker service fees			3,168.62

Total Expenses			6,584.61

Net Income (Loss)			$(98,487.28)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,056.83864	$2,018,800.99	118.36
Current month additions	—	—
Current month redemptions	(782.58685)	(88,878.62)
Net Income (loss) for current month		(98,487.28)

Net Asset Value, end of current month	16,274.25179	$1,831,435.09	112.54

	Monthly rate of return		-4.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1